UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 28, 2007

                             DELEK US HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       001-32868                52-2319066
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                 7102 Commerce Way
                Brentwood, Tennessee                                37027
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On December 28, 2007, MAPCO Express, Inc. ("MAPCO"), a wholly-owned direct subsidiary of Delek US Holdings, Inc. ("Delek US"), entered into a distribution service agreement (the "Distribution Agreement") with Core-Mark International, Inc. ("Core-Mark"). The initial term of the Distribution Agreement commences on December 31, 2007 and ends on December 31, 2010. In addition, MAPCO may unilaterally extend the term of the Distribution Agreement through December 31, 2013. Under the terms of the Distribution Agreement and with certain exceptions, Core-Mark will be the exclusive supplier of wholesale food and non-food, general merchandise to all of MAPCO's retail fuel and convenience stores.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 31, 2007, Alan H. Gelman, a member of Delek US' Board of Directors, submitted his resignation from the Board effective immediately. Mr. Gelman, formerly the Chief Financial Officer and Deputy Chief Executive Officer of Delek US' indirect majority stockholder, Delek Group, Ltd., has left Delek
Group, Ltd. to pursue opportunities with unaffiliated third parties. Mr. Gelman's resignation is not the result of any disagreement with Delek US' operations, policies or practices.



Item 9.01. Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.
           Not Applicable.

(b)        Pro forma financial information.
           Not Applicable.

(c)        Shell company transactions.
           Not Applicable.

(d)        Exhibits
           Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2008                            DELEK US HOLDINGS, INC.


                                                  By:    /s/ Edward Morgan
                                                         -----------------------
                                                  Name:  Edward Morgan
                                                  Title: Vice President and
                                                         Chief Financial Officer